Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces Second Quarter Regular Quarterly Dividend
and Supplemental Quarterly Dividend
Regular Quarterly Dividend of $0.35 per Share and Supplemental Quarterly Dividend of
$0.01 per Share Payable May 1, 2025
HOUSTON, March 7, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (the “Company”) is
pleased to announce that its Board of Directors has declared a regular quarterly cash dividend of
$0.35 per share for the second quarter of 2025 payable in May 2025.
Second Quarter 2025 Regular Quarterly Dividend

Declared	Record Date	Payment Date	Amount Per Share
3/6/2025	3/31/2025	5/1/2025	$0.35
In addition to the regular quarterly dividend for the second quarter of 2025, the Board of
Directors declared a supplemental quarterly cash dividend of $0.01 per share payable in May
2025. This supplemental cash dividend will be paid out of the Company’s undistributed taxable income (taxable income in excess of dividends paid) as of December 31, 2024.
Supplemental Quarterly Cash Dividend Payable in May 2025

Declared	Record Date	Payment Date	Amount Per Share
3/6/2025	3/31/2025	5/1/2025	$0.01
The second quarter regular quarterly cash dividend and the supplemental quarterly cash dividend represent the Company’s first dividends declared subsequent to the Company’s listing on the
New York Stock Exchange on January 29, 2025.
The final determination of the tax attributes for dividends each year are made after the close of the tax year. The final tax attributes for 2025 dividends are currently expected to include a combination of ordinary taxable income and qualified dividends and may include capital gains and return of capital.
The Company maintains a dividend reinvestment plan (the “DRIP”) which provides for the reinvestment of dividends on behalf of its registered stockholders that have elected to participate in the DRIP. Under the DRIP, if the Company declares a cash distribution to its stockholders, the amount of such distribution will be automatically reinvested in additional shares of the
Company’s common stock unless a stockholder specifically “opts out” of the DRIP. If a stockholder opts out, that stockholder will receive cash distributions.
ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Company has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized
“one-stop” debt and equity financing solution provided in Main Street’s lower middle market investment strategy. The Company’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.  MSCA serves as the investment adviser and administrator of the Company in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements, including but not limited to the continued payment of future dividends and the potential tax attributes for 2025 dividends.
Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered;
accordingly, such statements cannot be guarantees or assurances of any aspect of future performance.  Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.  Such statements speak only as of the time when made and are based on information available to the
Company as of the date hereof and are qualified in their entirety by this cautionary statement.
The Company assumes no obligation to revise or update any such statement now or in the future.
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